PRICING SUPPLEMENT NO. 67                                         Rule 424(b)(3)
DATED: April 8, 2003                                          File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000   Floating Rate Notes [X]  Book Entry Notes [X]

Original Issue Date: 4/11/2003   Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 4/11/2005         CUSIP#: 073928ZB2

Option to Extend Maturity:       No  [X]
                                 Yes [_]        Final Maturity Date:

                                                Optional                Optional
                       Redemption              Repayment               Repayment
Redeemable On           Price(s)                Date(s)                 Price(s)
-------------        --------------          -------------           -----------

     N/A                  N/A                     N/A                     N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[ ]   Commercial Paper Rate                     Minimum Interest Rate: N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate                   Interest Reset Date(s): *

[ ]   Treasury Rate                             Interest Reset Period: Monthly

[ ]   LIBOR Reuters                             Interest Payment Date(s): **

[X]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 1.48813%                 Interest Payment Period: Monthly

Index Maturity: One Month

Spread (plus or minus): +0.18%

*     On the 11th of each month prior to Maturity.

**    On the 11th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.